                                                                      EXHIBIT 1



                               September 10, 1996




To:  J.P. MORGAN & CO.
     J.P. Morgan Securities Inc.
     NATIONSBANC CAPITAL MARKETS, INC.
     MERRILL LYNCH & CO.
     Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
     SMITH BARNEY INC.
     c/o  J.P. Morgan & Co.
          60 Wall Street
          New York, New York  10260-0060


         We accept the offer contained in your letter dated today relating to $100,000,000 principal amount of our 7 3/8% Notes due September 15, 2003. We also confirm that, to the best of our knowledge after reasonable investigation, the representations and warranties of the undersigned in the Underwriting Agreement attached to such letter ("Underwriting Agreement") are true and correct, no stop order suspending the effectiveness of the Registration Statement (as defined in the Underwriting Agreement) or of any part thereof has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the undersigned, are contemplated by the Securities and Exchange Commission and, subsequent to the respective dates of the most recent financial statements in the Prospectus (as defined in the Underwriting Agreement), there has been no material adverse change in the financial position or results of operations of the undersigned and its subsidiaries except as set forth in or contemplated by the Prospectus.

                                        Very truly yours,


                                        PanEnergy Corp


                                        By /s/  Paul F. Ferguson, Jr.
                                           ------------------------------------
                                                Paul F. Ferguson, Jr.
                                                Senior Vice President and
                                                  Chief Financial Officer

                                 PANENERGY CORP
                                  ("COMPANY")

                                DEBT SECURITIES

                                TERMS AGREEMENT


                                                              September 10, 1996


PanEnergy Corp
5400 Westheimer Court
P.O. Box 1642
Houston, Texas 77251-1642

Dear Sirs:

         The undersigned offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement attached hereto ("Underwriting Agreement"), the following securities ("Securities") on the following terms:

         TITLE:                                7 3/8% Notes due September 15, 2003

         PRINCIPAL AMOUNT:                     $100,000,000

         INTEREST:                             7 3/8% per annum, from September 16, 1996, payable
                                               semiannually on March 15 and September 15,
                                               commencing March 15, 1997, to holders of record on
                                               the preceding March 1 or September 1, as the case may
                                               be.

         MATURITY:                             September 15, 2003

         OPTIONAL REDEMPTION:                  None

         SINKING FUND:                         None

         DELAYED DELIVERY CONTRACTS:           None

         PURCHASE PRICE:                       99.332% of principal amount, plus accrued interest, if
                                               any, from September 16, 1996.

         EXPECTED REOFFERING PRICE:            99.957% of principal amount, subject to change by the
                                               undersigned.

         BOOK-ENTRY ARRANGEMENTS:              Authorized

         LISTING REQUIREMENT:                  None

         OTHER TERMS OR CONDITIONS:            Per the Indenture

         CLOSING:                              9:00 a.m. on September 16, 1996 at the offices of the
                                               Company, 5400 Westheimer Court, Houston, Texas,
                                               with payment in same-day funds.

         NAMES AND ADDRESSES OF THE SEVERAL UNDERWRITERS:

         J.P. Morgan Securities Inc.
         NationsBanc Capital Markets, Inc.
         Merrill Lynch, Pierce, Fenner & Smith Incorporated
         Smith Barney Inc.
                 c/o  J.P. Morgan & Co.
                      60 Wall Street
                      New York, New York  10260-0060

         The respective principal amounts of the Securities to be purchased by each of the Underwriters are set forth opposite their names below:

                                                                                           PRINCIPAL
                                  UNDERWRITER                                               AMOUNT
                                  -----------                                              --------
         J.P. Morgan Securities Inc.  . . . . . . . . . . . . . . . . . . . . . . .       $ 25,000,000

         NationsBanc Capital Markets, Inc.  . . . . . . . . . . . . . . . . . . . .       $ 25,000,000

         Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated  . . . . . . . . . . . . . . . . . . . . . . . . . .       $ 25,000,000

         Smith Barney Inc.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $ 25,000,000
                                                                                          ------------

                                               Total  . . . . . . . . . . . . . . .       $100,000,000
                                                                                          ============

         It is understood that we may, with your consent, amend this offer to add one or more additional Underwriters and reduce the aggregate principal amount of the Securities to be purchased by the Underwriters listed above by the aggregate principal amount to be purchased by such additional Underwriters. The provisions of the Underwriting Agreement are incorporated herein by reference. Unless otherwise instructed by the Underwriters, the Securities will be made available for checking and packaging at the office of The Depository Trust Company or its designated custodian, at least 24 hours prior to the Closing Date.

         Please signify your acceptance of our offer by signing the enclosed response to us in the space provided and return it to us.

                                        Very truly yours,

                                        J. P. MORGAN & CO.
                                        J.P. Morgan Securities Inc.
                                        NATIONSBANC CAPITAL MARKETS, INC.
                                        MERRILL LYNCH & CO.
                                        Merrill Lynch, Pierce, Fenner & Smith
                                                    Incorporated
                                        SMITH BARNEY INC.

                                        By: J.P. MORGAN SECURITIES INC.



                                               By  /s/ Thomas Haggerstrom
                                                 ------------------------------
                                                       Thomas Haggerstrom
                                                       Managing Director

                                 PANENERGY CORP

                                DEBT SECURITIES

                             UNDERWRITING AGREEMENT


         1. Introductory. PanEnergy Corp, a Delaware corporation ("Company"), proposes to issue and sell from time to time certain of its debt securities registered under the Registration Statement referred to in Section 2(a) ("Registered Securities"). The Registered Securities will be issued under an Indenture, dated as of November 1, 1994 ("Indenture"), between the Company and State Street Bank and Trust Company, as successor Trustee to The First National Bank of Boston, in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms, with all such terms for any particular series of the Registered Securities being determined at the time of sale. Particular series of the Registered Securities will be sold pursuant to a Terms Agreement referred to in Section 3 for resale in accordance with the terms of offering determined at the time of sale.

         The Registered Securities involved in any such offering are hereinafter referred to as the "Securities". The firm or firms which agree to purchase the Securities are hereinafter referred to as the "Underwriters" of such Securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the "Representatives"; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term "Representatives", as used in this Agreement, shall mean the Underwriters.

         2. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each Underwriter that:

         (a) A registration statement (No. 333-10219), including a prospectus, relating to the Registered Securities has been filed with the Securities and Exchange Commission ("Commission") and has become effective. Pursuant to Rule 429 under the Securities Act of 1933 (the "Act"), such prospectus also relates to registration statement no. 33-58773, which was filed by the Company with the Commission on April 25, 1995 and which became effective on May 1, 1995. Such two registration statements, as amended at the time of any Terms Agreement referred to in Section 3, are hereinafter referred to collectively as the "Registration Statement", and the prospectus included in such Registration Statement, as supplemented as contemplated by Section 3 to reflect the terms of the Securities and the terms of offering thereof, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Act, including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus".

         (b) On the effective date of each registration statement relating to the Registered Securities, such registration statement conformed in all material respects to the requirements of the Act, the Trust Indenture Act of 1939, as amended ("Trust Indenture Act"), and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of each Terms Agreement referred to in

Section 3, the Registration Statement and Prospectus will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein.

         (c) Each of Panhandle Eastern Pipe Line Company, Texas Eastern Transmission Corporation, Trunkline Gas Company, Algonquin Gas Transmission Company and PanEnergy Services, Inc., each a Delaware corporation (and hereinafter called a "Principal Subsidiary"), is a Subsidiary (as defined in the Indenture).

         3. Purchase and Offering of Securities. The obligation of the Underwriters to purchase the Securities will be evidenced by a Terms Agreement, which may consist of an exchange of telegraphic or other written communications ("Terms Agreement") at the time the Company determines to sell the Securities. The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the names of any Representatives, the principal amount to be purchased by each Underwriter, the purchase price to be paid by the Underwriters, any compensation or commissions to be paid to the Underwriters and the terms of the Securities not already specified in the Indenture, including, but not limited to, interest rate, maturity, any redemption provisions, and any sinking fund requirements and whether any of the Securities may be sold to institutional investors pursuant to Delayed Delivery Contracts (as defined below). The Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time not later than seven full business days thereafter as the Representatives and the Company agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the "Closing Date"), the place of delivery and payment and any details of the terms of offering that should be reflected in the prospectus supplement relating to the offering of the Securities. The obligations of the Underwriters to purchase the Securities will be several and not joint. It is understood that the Underwriters propose to offer the Securities for sale as set forth in the Prospectus. The Securities delivered to the Underwriters on the Closing Date will be in definitive, fully registered form, in such denominations and registered in such names as the Underwriters may request upon not less than forty-eight hours notice to the Company.

         If the Terms Agreement provides for sales of Securities pursuant to delayed delivery contracts, the Company authorizes the Underwriters to solicit offers to purchase Securities pursuant to delayed delivery contracts substantially in the form of Annex I attached hereto ("Delayed Delivery Contracts") with such changes therein as the Company may authorize or approve. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. On the Closing Date, the Company will pay, as compensation, to the Representatives for the accounts of the Underwriters, the fee set forth in such Terms Agreement in respect of the principal amount of Securities to be sold pursuant to Delayed Delivery Contracts

("Contract Securities"). The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts. If the Company executes and delivers Delayed Delivery Contracts, the Contract Securities will be deducted from the Securities to be purchased by the several Underwriters and the aggregate principal amount of Securities to be purchased by each Underwriter will be reduced pro rata in proportion to the principal amount of Securities set forth opposite each Underwriter's name in such Terms Agreement, except to the extent that the Representatives determine that such reduction shall be otherwise than pro rata and so advise the Company. The Company will advise the Representatives no later than the business day prior to the Closing Date of the principal amount of Contract Securities.

         4. Certain Agreements of the Company. The Company agrees with the several Underwriters that it will furnish to Vinson & Elkins L.L.P., counsel for the Underwriters, two copies of registration statement no. 333-10219 relating to the Registered Securities, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of Securities:

         (a) The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and if consented to by the Representatives, subparagraph (5)), not later than the second business day following the execution and delivery of the Terms Agreement.

         (b) The Company will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Representatives promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued. The terms "supplements" and "amendments" as used in this Agreement shall include, without limitation, all documents filed by the Company with the Commission subsequent to the date of the Prospectus included in the Registration Statement which are deemed to be incorporated by reference in the Prospectus.

         (c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will advise the Representatives of such event and will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives' consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

         (d) As soon as practicable, but not later than 16 months, after the date of each Terms Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the registration statement relating to the Registered Securities, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such Terms Agreement and (iii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date of such Terms Agreement, which will satisfy the provisions of
Section 11(a) of the Act.

         (e) The Company will furnish, without charge, to the Representatives copies of registration statement no. 333-10219, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as are reasonably requested.

         (f) The Company will arrange for the qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States as the Representatives designate and will continue such qualifications in effect so long as required for the distribution; provided that the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

         (g) For so long as any Securities are outstanding, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, (i) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to securityholders (other than reports on Form 11-K), (ii) copies of any registration statements which the Company or any of its subsidiaries shall file with the Commission under the Act (other than registration statements on Form S-8) and (iii) from time to time, such other information concerning the Company as the Representatives may reasonably request.

         (h) The Company will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse the Underwriters for any expenses (including reasonable fees and disbursements of counsel) incurred by them in connection with the qualification of the Registered Securities for sale under the laws of such jurisdictions in the United States as the Representatives may designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Securities and for expenses incurred in distributing the Prospectus, any preliminary prospectuses and any preliminary prospectus supplements to the Underwriters.

         (i) Between the date of the applicable Terms Agreement and 10 days after the Closing Date, the Company will not, nor will the Company permit any subsidiary to, without the prior consent of the Representatives, offer or sell, or enter into any agreement to sell, any debt securities of the Company or of any subsidiary with a maturity of more than one year, including, without limitation, any additional Securities.

        (j) The Company will advise the Representatives at the time of entering into the Terms Agreement, and during the period from that time through the time of purchase, to the best of the Company's knowledge and belief, of any material decreases in operating revenues or net operating income of the Company and its subsidiaries on a consolidated basis for the period from the date of the latest available interim unaudited consolidated financial statements of the Company until and including the date of the Terms Agreement.

         5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

         (a) On or prior to the Closing Date, the Representatives shall have received a letter, addressed to the Underwriters and dated the date of delivery thereof, of KPMG Peat Marwick LLP, in the form previously approved by the Representatives.

         (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of this Agreement. The Registration Statement shall be effective and no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

         (c) Subsequent to the execution of the Terms Agreement, there shall not have occurred (i) any change or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries which, in the judgment of a majority in interest of the Underwriters, including any Representatives, materially impairs the investment quality of the Securities or the Registered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters, including any Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Securities.

         (d) The Representatives shall have received an opinion or opinions, dated the Closing Date, of Sullivan & Cromwell, special counsel for the Company, to the effect that:

                 (i) Each of the Company and the Principal Subsidiaries has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and Prospectus.

                 (ii) This Agreement, the Terms Agreement and any Delayed Delivery Contracts with respect to the Securities have been duly authorized, executed and delivered by the Company.

                 (iii) The Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act; the Securities have been duly authorized; the Securities other than any Contract Securities have been duly executed, authenticated, issued and delivered; and the Indenture and the Securities other than any Contract Securities constitute, and any Contract Securities, when executed, authenticated, issued and delivered in the manner provided in the Indenture and sold pursuant to Delayed Delivery Contracts, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                 (iv) The Securities other than any Contract Securities conform, and any Contract Securities, when so issued and delivered and sold, will conform, in all material respects, to the description thereof contained in the Prospectus.

                 (v) The Registration Statement is effective under the Act and, to the best of their knowledge and information, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued under the Act and no proceedings therefor have been initiated or threatened by the Commission.

                 (vi) All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company or any direct or indirect subsidiary of the Company under the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware for the issuance, sale and delivery of the Securities by the Company to the Underwriters have been obtained or made and, to the best of the knowledge and information of such counsel, remain in full force and effect.

                 (vii) The issuance of the Securities and the sale of the Securities by the Company pursuant to this Agreement, the Terms Agreement and any Delayed Delivery Contracts do not, and the execution, delivery and performance by the Company of its obligations under the Indenture, this Agreement, the Terms Agreement, any Delayed Delivery Contracts and the Securities will not, (A) violate the Company's certificate of incorporation or by-laws, (B) result in a default under or breach of, or result in the creation or imposition of any lien, charge or encumbrance (except as permitted by the Indenture) upon the property or assets of the Company or any of its subsidiaries by virtue of, any indenture, mortgage or other agreement or instrument relating to the borrowing of money known to such counsel to which the Company or any direct or indirect subsidiary of the Company is a party or by which any of them or any of their property is bound, or (C) violate any federal law of the United States or law of the State of New York applicable to the Company or any direct or indirect subsidiary of the Company or the Delaware General Corporation Law; provided, however, that, for the purposes of this subparagraph (vii), such counsel need express no opinion with respect to Federal or state securities laws, other anti-fraud laws and fraudulent transfer laws; and provided, further, that insofar as performance by the Company of its obligations under the Indenture, this Agreement, the Terms Agreement, any Delayed Delivery Contracts and the Securities is concerned, such counsel need express no opinion as to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights.

                 (viii) Each part of the Registration Statement, when such part became effective, and the Prospectus, as of the date of the Prospectus, and any amendment or supplement thereto, as of its date, appeared on its face to be appropriately responsive, in all material respects relevant to the offering of the Securities, to the requirements of the Act, the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder. Nothing which came to the attention of such counsel in the course of their review of the Registration Statement or their prior representation of the Company and its subsidiaries has caused them to believe that, insofar as relevant to the offering of the Securities, any part of the Registration Statement, when such part became effective, or the Prospectus, as of the date of the Prospectus, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or the Prospectus, as amended or supplemented on the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Such opinion shall also state that such counsel do not know of any documents that are required to be filed as exhibits to the Registration Statement and are not so filed or of any documents that are required to be summarized in the Prospectus and are not so summarized. Such opinion may state that such counsel do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus except as otherwise expressly provided in such opinion and for those made under the captions relating to the description of the Securities insofar as they relate to provisions of documents therein described, and do not express any opinion or belief as to the financial statements or other financial data contained in the Registration Statement and the Prospectus or as to the statement of the eligibility and qualification of the Trustee.

         In rendering the foregoing opinion or opinions, Sullivan & Cromwell may state that such opinion or opinions are limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and that they are expressing no opinion as to the effect of the laws of any other jurisdiction. In addition, such counsel may state that they have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by them to be responsible, and that they have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee, that the Securities conform or will conform to the specimen thereof examined by them, that the Trustee's certificates of authentication of the Securities have been or will be manually signed by one of the Trustee's authorized officers, and that the signatures on all documents examined by them are genuine, assumptions which such counsel have not independently verified.

         (e) The Representatives shall have received an opinion or opinions, dated the Closing Date, of Carl B. King, General Counsel of the Company, to the effect that:

                 (i) Each of the Company and the Principal Subsidiaries is duly qualified to do business in each jurisdiction in which the ownership or leasing of its property or the conduct of its business requires such qualification, except where the failure to so qualify, considering all such cases in the aggregate, does not have a material adverse effect on the business, properties, financial position or results of operations of the Company and its subsidiaries taken as a whole.

                 (ii) The issuance of the Securities and the sale of the Securities by the Company pursuant to this Agreement, the Terms Agreement and any Delayed Delivery Contracts do not, and the performance by the Company of its obligations under the Indenture, this Agreement, the Terms Agreement, any Delayed Delivery Contracts and the Securities will not, conflict with or constitute or result in a breach of, or default under, (A) any judgment, order or decree known to such counsel of any domestic government, governmental instrumentality or court having jurisdiction over the Company or its subsidiaries, or any of their respective property, or (B) any agreement or instrument (other than agreements or instruments referred to in paragraph (vii) of the opinion of Sullivan & Cromwell) known to such counsel to which the Company or any of its subsidiaries is a party or by which any of them or their respective property is bound, in either case which is material to the Company and its subsidiaries taken as a whole.

                 (iii) Such counsel does not know of any litigation or any governmental proceeding instituted or threatened against the Company or any of its subsidiaries that would be required to be disclosed in the Prospectus and is not so disclosed.

         Such counsel shall also state that nothing has come to his attention that has caused him to believe that any part of the Registration Statement, when such part became effective, or the Prospectus, as of the date of the Prospectus, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or the Prospectus, as amended or supplemented on the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Such counsel may also state that he does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus and does not express any opinion or belief as to the financial statements or other financial data contained in the Registration Statement and the Prospectus.

         In rendering the foregoing opinion or opinions, such counsel may rely, to the extent recited therein, upon opinions of local counsel. Such counsel may also state that he has relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by him to be responsible.

         (f) The Representatives shall have received from Vinson & Elkins L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters.

         (g) The Representatives shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operation of the Company and its subsidiaries except as set forth in or contemplated by the Prospectus or as described in such certificate.

         The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request.

         6. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein; and provided further that the indemnity agreement contained in this
Section 6 with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom a person asserting any such damage, loss, expense, liability or claim purchased the Securities if (i) the Prospectus corrected any untrue statement or alleged untrue statement or omission or alleged omission in such preliminary prospectus and (ii) such Underwriter failed to send or give a copy of the Prospectus (excluding documents incorporated by reference) to such person at or prior to the written confirmation of the sale of such Securities to such person provided that such corrected Prospectus was made available by the Company prior thereto.

         (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

         (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

         (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the

Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

         7. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Securities under the Terms Agreement and the aggregate principal amount of the Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Securities, the Representatives may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under this Agreement and the Terms Agreement, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of the Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Securities and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, such Terms Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 8. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default. The respective commitments of the several Underwriters for the purposes of this Section shall be determined without regard to reduction in the respective Underwriters' obligations to purchase the principal amounts of the Securities set forth opposite their names in the Terms Agreement as a result of Delayed Delivery Contracts entered into by the Company.

         The foregoing obligations and agreements set forth in this Section will not apply if the Terms Agreement specifies that such obligations and agreements will not apply.

         8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If the Terms Agreement is terminated pursuant to Section 7 or if for any reason the purchase of the Securities by the Underwriters under the Terms Agreement is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company and the Underwriters pursuant to Section 6 shall remain in effect. If the purchase of the Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 7 or the occurrence of any event specified in clause (iii), (iv) or
(v) of Section 5(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Securities.

         9. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to them at their addresses furnished to the Company in writing for the purpose of communications hereunder or, if sent to the Company, can be mailed, delivered or faxed and confirmed at PanEnergy Corp, 5400 Westheimer Court, Houston, Texas 77251-1642 (telecopy number (713) 627-4603; confirm (713) 627-4612), Attention:
Paul F. Ferguson, Jr., Senior Vice President and Chief Financial Officer.

         10. Successors. This Agreement will inure to the benefit of and be binding upon the Company and such Underwriters as are identified in Terms Agreements and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

         11. Applicable Law. This Agreement and the Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         12. Consent to Representation. The Company and the Underwriters acknowledge that Sullivan & Cromwell, which will be acting as special counsel to the Company in connection with the offer and sale of the Securities, also acts as counsel from time to time to one or more of the Underwriters in connection with unrelated matters. The Company and the Underwriters consent to Sullivan & Cromwell so acting as special counsel to the Company. The Company and the Underwriters also acknowledge that Vinson & Elkins L.L.P., which is acting as counsel to the Underwriters in connection with the offer and sale of the Securities, also acts as counsel from time to time to the Company and certain of its affiliates in connection with unrelated matters. The Company and Underwriters consent to Vinson & Elkins L.L.P. so acting as counsel to the Underwriters.

                                                                         ANNEX I


           (Three copies of this Delayed Delivery Contract should be
              signed and returned to the address shown below so as
               to arrive not later than 9:00 A.M., New York time,
                    on ______________________ _____, 19____)


                           DELAYED DELIVERY CONTRACT

PanEnergy Corp
c/o J.P. Morgan & Co.
        60 Wall Street
        New York, New York 10260-0060
Attention: _________________

Gentlemen:

         The undersigned hereby agrees to purchase from PanEnergy Corp, a Delaware corporation ("Company"), and the Company agrees to sell to the undersigned, [if one delayed closing--as of the date hereof, for delivery on ____________, 199___ ("Delivery Date")], $ ____________ principal amount of the Company's ______________ ("Securities"), offered by the Company's
Prospectus dated August 22, 1996 and a Prospectus Supplement dated ________________, 199___, relating thereto, receipt of copies of which is hereby acknowledged, at _____% of the principal amount thereof plus accrued interest, if any, and on the further terms and conditions set forth in this Delayed Delivery Contract ("Contract").

         [If two or more delayed closings:

         The undersigned will purchase from the Company as of the date hereof, for delivery on the dates set forth below, Securities in the principal amounts set forth below:

                          Delivery Date                     Principal Amount
                          -------------                     ----------------

                          _______________                   ________________
                          _______________                   ________________

Each of such delivery dates is hereinafter referred to as a Delivery Date.]

         Payment for the Securities that the undersigned has agreed to purchase for delivery on the Delivery Date shall be made to the Company or its order in same-day funds at the office of ______________ _________________ at _________
___. M. on the [such] Delivery Date upon delivery to the undersigned of the Securities to be purchased by the undersigned [for delivery on such Delivery Date] in definitive fully registered form and in such denomination and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the [such] Delivery Date.

         It is expressly agreed that the provisions for delayed delivery and payment are for the sole convenience of the undersigned; that the purchase hereunder of Securities is to be regarded in all respects as a purchase as of the date of this Contract; that the obligation of the Company to make delivery of and accept payment for, and the obligation of the undersigned to take delivery of and make payment for, Securities on the [each] Delivery Date shall be subject only to the conditions that (1) investment in the Securities shall not at the [such] Delivery Date be prohibited under the laws of any jurisdiction in the United States to which the undersigned is subject and (2) the Company shall have sold to the Underwriters the total principal amount of the Securities less the principal amount thereof covered by this and other similar Contracts. The undersigned represents that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which governs such investment.

         Promptly after completion of the sale to the Underwriters the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinions of counsel for the Company relating to the validity of the Securities delivered to the Underwriters in connection therewith.

         This Contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

         It is understood that the acceptance of any such Contract is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this Contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts between the Company and the undersigned when such counterpart is so mailed or delivered.

                                        Yours very truly,

                                        ____________________________________
                                        (Name of Purchaser)


                                        By _________________________________

                                        ____________________________________


                                        ____________________________________
                                        (Title of Signatory)

                                        ____________________________________

                                        ____________________________________
                                        (Address of Purchaser)

Accepted, as of the above date.
PanEnergy Corp


By ____________________________________
         [insert title]